Exhibit 10.(u)

JOINDER NUMBER 2005-1

TO

TAX SHARING AGREEMENT

This Joinder Number 2005-1 to Tax Sharing Agreement, dated January 20, 2006, is entered into by and between ING USA Annuity and Life Insurance Company (“ING USA”) and ING America Insurance Holdings, Inc. (“ING”), on its own behalf and on behalf of each of its subsidiaries that are currently parties to that certain Tax Sharing Agreement hereinafter described (the “Subsidiaries”).

WHEREAS, ING and the Subsidiaries are members of an affiliated group, as that term is defined in Section 1504 of the Internal Revenue Code of 1986, as amended, which expects to file a consolidated federal income tax return for each taxable year during which the Subsidiaries are includible corporations qualified to so file;

WHEREAS, ING and the Subsidiaries entered into that certain Tax Sharing Agreement attached hereto as Exhibit A (the “Agreement”) to provide for the manner of computation of the amounts and timing of payments with regard to the consolidated federal income tax return of the affiliated group for each taxable year;

WHEREAS, pursuant to Section 5 of the Agreement, subsidiaries of ING that were not immediately eligible to join the affiliated group as of the effective date of the Tax Sharing Agreement are subsequently allowed to join when they become eligible to join the affiliated group; and

WHEREAS, ING USA has become an eligible subsidiary effective January 1, 2005 and in accordance with Section 5 of the Agreement is now eligible to join the affiliated group and become a party to the Agreement;

NOW THEREFORE, in consideration of the mutual promises set forth herein, and intending to be legally bound hereby, the parties agree as follows:

1.	In accordance with Section 5 of the Agreement, effective January 1, 2005 (the “Effective Time”), ING USA has joined in and become a party to the Agreement.

2.

Notwithstanding paragraph 12 of the Agreement, with respect to ING USA, the Agreement: (i) shall be effective from and after the Effective Time; and (ii) shall apply to taxable year 2005 and to all subsequent periods unless and until amended or terminated, as provided in Section 10 of the Agreement.

3.	Except as otherwise specifically provided in this Joinder Number 2005-1, from and after the Effective Time, ING USA shall be subject to all of the terms and conditions of the Agreement.

IN WITNESS WHEREOF, the parties have caused this Joinder Number 2005-1 to be duly executed as of the date first written above.

ING America Insurance Holdings, Inc.	By: /s/ David Pendergrass Name: David Pendergrass Title: Treasurer
ING USA Annuity and Life Insurance Company	By:/s/ Paula Cludray-Engelke Name: Paula Cludray-Engelke Title: Secretary